UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

InoLife TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

000-50863

(Commission File Number)

30-299889

(I.R.S. Employer Identification No.)

6040-A Six Forks Road, #135, Raleigh, NC 27609

(Address of Principal Executive Offices)

(407) 717-6931

(Issuer Telephone Number)

Copies to:

John T. Root, Jr.
P.O. Box 701
Greenbrier, Arkansas 72058
(501) 529-8567 Tel
(501) 325-1130 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

InoLife Technologies, Inc.
CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Diretors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 5.07 Submission of Matters to a Vote of Security Holders	3

Item 9.01 Financial Statements and Exhibits	3

Signatures	4

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2015, a majority of the outstanding shares of the Registrant, caused multiple actions to occur. Among the actions was the termination of Officers and Directors, as set forth below and the election of new directors and appointment of new officers (each set forth below).

Gary Berthold, owning a majority of the voting power, hereby waives notice, as shown on the attachment, has voted his shares in termination of the service as Director and officers, as applicable, of each of the following:

Peter Caggiano, Director;

Jonathan Palazzolo, Director

Elizabeth A. Cirone, Chief Executive Officer and Director

Mark Corrao, Chief Financial Officer

Further, as majority voting shareholder, Gary Berthold, has elected and appointed the following as director and officer of the Registrant:

Gary Berthold, title Director and Interim Chief Executive Officer

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 14, 2015, under the laws of New York, BCS 615, the majority of the voting power necessary to authorize action without a meeting and approved the above actions.

(1)

In excess of 51% of the voting power was present via proxy, included in this vote are the voting rights of the outstanding preferred shares, by which termination of the above individuals occurred, and election, specified above, as directors.

(2)

Under the laws of New York, if the majority of the voting power waives the notice requirement, a special meeting of the shareholders can be conducted. A Waiver of Notice for the Special Meeting is attached hereto. No notice was sent due to the excess of 51% voting power approving of the waiver of notice. The Waiver of Notice is attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 5.01	Waiver of Notice

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

InoLife Technologies, Inc.

Date: December 16, 2015	By:	/s/ Gary Berthold
Gary Berthold
Majority Shareholder/Interim Chief Executive Officer

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